Exhibit 99.1

NextNav Inc. Reports First Quarter 2025 Results and Operational Highlights

FCC releases Notice of Inquiry (NOI) with bipartisan 4-0 vote

NextNav Announces Appointment of Rear Admirals H. Wyman Howard and Lorin Selby to its Board of Directors

RESTON, Va., May 9, 2025 (GLOBE NEWSWIRE) -- NextNav Inc. (NASDAQ: NN) a leader in next generation positioning, navigation, and timing (PNT) and 3D geolocation, today reported its financial results and operational updates for the quarter ended March 31, 2025.

“During the quarter we saw continued FCC momentum with a unanimous vote in March to further explore PNT solutions, specifically including NextNav’s,” said NextNav’s CEO, Mariam Sorond. “We remain focused on executing against our goals and addressing an urgent national security need for a terrestrial complement and backup to GPS. We look forward to working with the FCC and the rest of the industry to enable PNT resiliency.”

Recent Operational Highlights

  Announced Appointment of Two New Members to Board of Directors: On April 16, 2025, NextNav announced the appointment of Retired Rear Admirals H. Wyman Howard and Lorin Selby to its Board of Directors, effective May 1, 2025.

  FCC Releases Notice of Inquiry (NOI): On March 27, 2025, the FCC unanimously voted to approve the NOI titled Promoting the Development of PNT Technologies and Solutions to explore how the Commission may foster GPS backups and alternatives, underscoring the FCC’s focus on this issue. On April 28, 2025, NextNav filed comments with the FCC emphasizing the importance of at least one future-proof solution that relies on market forces to deliver a terrestrial, widescale PNT solution that is broadly available to critical infrastructure, public safety, and consumers, and has a clear path to incorporation in end-user devices.

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Three Months Ended March 31, 2025 Financial Highlights

  Revenue: was $1.5 million in the three months ended March 31, 2025, as compared to $1.0 million in the prior year period. The increase was driven by an increase in service revenue from technology and services contracts with government and commercial customers.

  Operating Loss: was $17.0 million in the three months ended March 31, 2025, as compared to an operating loss of $16.2 million in the prior year period, primarily driven by higher professional fees and outside consulting expenses, partially offset by reductions in software license costs and payroll-related expenses.

  Net Loss: was $58.6 million in the three months ended March 31, 2025, including a loss on change in the fair value of derivative liability of $24.5 million and debt extinguishment loss of $14.4 million, as compared to a net loss of $31.6 million in the prior year period, including a loss on the fair value of the warrants of $13.2 million.

  Balance Sheet: as of March 31, 2025, the Company had $150.4 million in cash and cash equivalents and $38.0 million in short-term investments. Net long term debt of $213.1 million includes derivative liability of $56.5 million, and is net of unamortized discount of $33.4 million, with a face value of $190.0 million.

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Conference Call Information

NextNav will host a conference call for analysts and investors at 9:00 am ET on Friday, May 9, 2025.

Registration for the conference call can be completed by visiting the following website prior to, or on the day of, the conference call: https://registrations.events/direct/Q4I6293672417. After registering, each participant will be provided with call details and a registrant ID. Reminders will also be sent to registered participants via email. Alternatively, the conference call will be available via a live webcast.

To access the live webcast or a replay, visit the Company’s investor relations website at https://ir.nextnav.com/.

A replay will be available through March 16, 2025. To receive replay details, please register through the link above. After registering for replay details, each participant will be provided with call details and access codes to listen to the call playback.

About NextNav Inc.

NextNav Inc. (Nasdaq: NN) is a leader in next generation positioning, navigation and timing (PNT), enabling a whole new ecosystem of applications and services that rely upon 3D geolocation and PNT technology. Powered by low-band licensed spectrum, NextNav's positioning and timing technologies deliver accurate, reliable, and resilient 3D PNT solutions for critical infrastructure, GPS resiliency and commercial use cases.

For more information, please visit https://nextnav.com/ or follow NextNav on Twitter or LinkedIn.

Source: NN-FIN

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to NextNav’s future prospects, developments and business strategies. In particular, such forward-looking statements include the achievement of certain FCC-related milestones and FCC approvals, the ability to realize the broader spectrum capacity and the advancement of NextNav’s terrestrial 3D PNT services, NextNav’s position to drive growth in its 3D geolocation business and expansion of its next generation terrestrial 3D PNT technologies, the business plans, objectives, expectations and intentions of NextNav, and NextNav’s estimated and future business strategies, competitive position, industry environment, potential growth opportunities, revenue, expenses, and profitability. These statements are based on NextNav’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside NextNav’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to, those included in Part II, Item 1A, “Risk Factors” of the Company’s quarterly reports on Form 10-Q, and Part I, Item 1A, “Risk Factors” of the NextNav’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as those otherwise described or updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and NextNav undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Sloane & Company

nextnav@sloanepr.com

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NextNav Inc.

CONDENSED Consolidated Balance Sheets

(IN THOUSANDS, EXCEPT SHARE DATA)

	March 31, 2025 (unaudited)	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$150,422	$39,330
Short term investments	37,986	40,785
Accounts receivable	1,645	3,301
Other current assets	3,413	2,629
Total current assets	$193,466	$86,045
Property and equipment, net of accumulated depreciation of $14,725 and $13,716 at March 31, 2025 and December 31, 2024, respectively	16,972	17,974
Operating lease right-of-use assets	17,329	17,368
Goodwill	17,641	16,966
Intangible assets	9,454	9,589
Other assets	13,744	13,798
Total assets	$268,606	$161,740

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,131	$858
Accrued expenses and other current liabilities	7,312	8,536
Operating lease current liabilities	2,795	2,462
Deferred revenue	310	288
Total current liabilities	$11,548	$12,144

Warrants	21,425	28,707
Operating lease noncurrent liabilities	14,198	14,352
Other long-term liabilities	1,761	1,795
Long term debt, net	213,101	54,621
Total liabilities	$262,033	$111,619

Stockholders’ equity:
Common stock, authorized 500,000,000 shares; 132,413,938 and 131,268,940 shares issued and 132,281,710 and 131,136,712 shares outstanding at March 31, 2025 and December 31, 2024, respectively	14	14
Additional paid-in capital	926,280	912,241
Accumulated other comprehensive income	1,657	665
Accumulated deficit	(920,685)	(862,106)
Common stock in treasury, at cost; 132,228 shares at both March 31, 2025 and December 31, 2024	(693)	(693)
Total stockholders’ equity	$6,573	$50,121
Total liabilities and stockholders’ equity	$268,606	$161,740

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NextNav INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2025	2024
Revenue	$1,539	$1,046
Operating expenses:
Cost of goods sold (exclusive of depreciation and amortization)	2,533	2,761
Research and development	4,038	4,670
Selling, general and administrative	10,520	8,446
Depreciation and amortization	1,452	1,319
Total operating expenses	$18,543	$17,196
Operating loss	$(17,004)	$(16,150)
Other income (expense):
Interest expense, net	(2,738)	(2,168)
Debt extinguishment loss	(14,434)	—
Change in fair value of warrants	6,041	(13,176)
Change in fair value of derivative liability	(24,523)	—
Other loss, net	(5,863)	(72)
Loss before income taxes	$(58,521)	$(31,566)
Provision for income taxes	58	44
Net loss	$(58,579)	$(31,610)
Foreign currency translation adjustment	993	(522)
Comprehensive loss	$(57,586)	$(32,132)
Net loss	(58,579)	(31,610)
Net loss attributable to common stockholders	$(58,579)	$(31,610)
Weighted average of shares outstanding – basic and diluted	131,104	111,061
Net loss attributable to common stockholders per share - basic and diluted	$(0.45)	$(0.28)

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 NextNav INC.

CONDENSED Consolidated Statements of Cash Flows

(UNAUDITED)

(IN THOUSANDS)

	Three Months Ended March 31,
	2025	2024
Operating activities
Net loss	$(58,579)	$(31,610)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,452	1,319
Equity-based compensation	4,324	4,244
Change in fair value of warrants	(6,041)	13,176
Debt extinguishment loss	13,734	—
Issuance of common warrants	5,766	—
Change in fair value of derivative liability	24,523	—
Realized and unrealized gain on short term investments	(338)	(50)
Equity method investment loss	39	40
Asset retirement obligation accretion	26	16
Amortization of debt discount	1,739	1,442
Changes in operating assets and liabilities:
Accounts receivable	1,656	836
Other current assets	(749)	(434)
Other assets	16	(107)
Accounts payable	273	878
Deferred revenue	22	(10)
Accrued expenses and other liabilities	(254)	3,022
Operating lease right-of-use assets and liabilities	212	253
Net cash used in operating activities	$(12,179)	$(6,985)

Investing activities
Purchases of network assets, property, and equipment	(30)	(32)
Purchase of internal use software	(101)	(163)
Purchase of marketable securities	(31,463)	(5,918)
Sale and maturity of marketable securities	34,600	4,000
Net cash provided by (used in) investing activities	$3,006	$(2,113)

Financing activities
Proceeds from 2028 senior convertible notes	190,000	—
Repayment of 2026 senior secured notes	(70,000)	—
Payments towards debt issuance cost	(550)	—
Payments towards debt	(27)	(28)
Proceeds from exercise of common warrants	517	—
Proceeds from exercise of common stock options	232	544
Net cash provided by financing activities	$120,172	$516
Effect of exchange rates on cash and cash equivalents	93	21
Net increase (decrease) in cash and cash equivalents	111,092	(8,561)
Cash and cash equivalents at beginning of period	39,330	81,878
Cash and cash equivalents at end of period	$150,422	$73,317

Non-cash investing and financing information
Capital expenditure included in Accrued expenses and other current liabilities	$22	$278

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